Exhibit 5.1

October 6, 2006

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610

Re:	$200,000,000 Aggregate Principal Amount of 11% Senior Subordinated Notes due 2014
Ladies and Gentlemen:
     We have acted as special counsel to Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance of $200,000,000 in aggregate principal amount of 11% Senior Subordinated Notes due 2014 (the “Exchange Notes”), and the guarantees of the Exchange Notes (the “Exchange Guarantees”) by the guarantors specified on Schedule I hereto (the "Guarantors”), under the Indenture dated as of December 27, 2005 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2006 (the “Registration Statement”). The Exchange Notes will be issued in exchange for the Company’s outstanding 11% Senior Subordinated Notes due 2014 issued by the Company on December 27, 2005 (the “Private Notes”), and the Exchange Guarantees will be issued in exchange for the guarantees of the Private Notes issued by the Guarantors on December 27, 2005 (the “Guarantees”), each on the terms set forth in the Registration Statement (the “Exchange Offer”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus included therein, other than as to the enforceability of the Exchange Notes and the Exchange Guarantees.
     In our capacity as your special counsel in connection with such registration we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Exchange Notes and the Exchange Guarantees. For purposes of this letter, we have assumed that such proceedings to be taken in the future will be completed. We have also examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein as to the internal laws of the State of New York and the general corporation, limited liability company and limited partnership law of the State of Delaware, and

October 6, 2006

we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     (1) The Exchange Notes have been duly authorized by all necessary corporate action of the Company and when the Exchange Notes have been duly executed, issued, authenticated and delivered by or on behalf of the Company in accordance with the terms of the Indenture and authenticated by the Trustee against the due tender and delivery to the Trustee of the Private Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, the Exchange Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     (2) The Exchange Guarantees have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of each of the Guarantors, and when the Exchange Guarantees have been duly executed and delivered in accordance with the terms of the Exchange Offer and the Indenture (assuming the due execution, issuance and authentication of the Exchange Notes in accordance with the terms of the Indenture and delivery of the Exchange Notes as contemplated by the Registration Statement), the Exchange Guarantees will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.
     Our opinions rendered above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) we express no opinion with respect to (i) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) the waiver of rights or defenses contained in Section 6.12 of the Indenture; (iii) provisions requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (iv) any provision permitting, upon acceleration of the Exchange Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (v) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of New York courts in respect of any action or proceeding arising out of or relating to the Registration Rights Agreement, the Indenture, the Private Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, jurisdiction or venue; (vi) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (vii) waivers of broadly or vaguely stated rights; (viii) provisions for exclusivity, election or cumulation of rights or remedies; (ix) restrictions upon non-written modifications and waivers; (x) provisions authorizing or validating conclusive or discretionary determinations; (xi) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (xii) proxies, powers and trusts; (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (ix) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, or compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).
     With your consent, we have assumed (a) that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, the Company and each of the Guarantors, enforceable against them in accordance with its terms, and (b) that the status of the Indenture, the Exchange Notes and the Exchange Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

October 6, 2006

SCHEDULE I
GUARANTORS
Delaware Corporations
Hallmark Investment Group, Inc.
Summit Care Corporation
Summit Care Pharmacy, Inc.
Delaware Limited Liability Companies
Alexandria Care Center, LLC
Alta Care Center, LLC
Anaheim Terrace Care Center, LLC
Baldwin Healthcare and Rehabilitation Center, LLC
Bay Crest Care Center, LLC
Briarcliff Nursing and Rehabilitation Center GP, LLC
Brier Oak on Sunset, LLC
Carehouse Healthcare Center, LLC
Carmel Hills Healthcare and Rehabilitation Center, LLC
Carson Senior Assisted Living, LLC
Clairmont Beaumont GP, LLC
Clairmont Longview GP, LLC
Colonial New Braunfels GP, LLC
Colonial Tyler GP, LLC
Comanche Nursing Center GP, LLC
Coronado Nursing Center GP, LLC
Devonshire Care Center, LLC
East Walnut Property, LLC
Elmcrest Care Center, LLC
Eureka Healthcare and Rehabilitation Center, LLC
Flatonia Oak Manor GP, LLC
Fountain Care Center, LLC
Fountain Senior Assisted Living, LLC
Fountain View Subacute and Nursing Center, LLC
Glen Hendren Property, LLC
Granada Healthcare and Rehabilitation Center, LLC
Guadalupe Valley Nursing Center GP, LLC
Hallettsville Rehabilitation GP, LLC
Hallmark Rehabilitation GP, LLC
Hancock Park Rehabilitation Center, LLC
Hancock Park Senior Assisted Living, LLC
Hemet Senior Assisted Living, LLC
Highland Healthcare and Rehabilitation Center, LLC

October 6, 2006

Holmesdale Healthcare and Rehabilitation Center, LLC
Holmesdale Property, LLC
Hospice Care Investments, LLC
Hospice Care of the West, LLC
Hospitality Nursing GP, LLC
Leasehold Resource Group, LLC
Liberty Terrace Healthcare and Rehabilitation Center, LLC
Live Oak Nursing Center GP, LLC
Louisburg Healthcare and Rehabilitation Center, LLC
Montebello Care Center, LLC
Monument Rehabilitation GP, LLC
Oak Crest Nursing Center GP, LLC
Oakland Manor GP, LLC
Pacific Healthcare and Rehabilitation Center, LLC
Preferred Design, LLC
Richmond Healthcare and Rehabilitation Center, LLC
Rio Hondo Subacute and Nursing Center, LLC
Rossville Healthcare and Rehabilitation Center, LLC
Royalwood Care Center, LLC
Seaview Healthcare and Rehabilitation Center, LLC
Sharon Care Center, LLC
Shawnee Gardens Healthcare and Rehabilitation Center, LLC
Skilled Healthcare, LLC
Southwest Payroll Services, LLC
Southwood Care Center GP, LLC
Spring Senior Assisted Living, LLC
St. Elizabeth Healthcare and Rehabilitation Center, LLC
St. Joseph Transitional Rehabilitation Center, LLC
St. Luke Healthcare and Rehabilitation Center, LLC
Sycamore Park Care Center, LLC
Texas Cityview Care Center GP, LLC
Texas Heritage Oaks Nursing and Rehabilitation Center GP, LLC
The Clairmont Tyler GP, LLC
The Earlwood, LLC
The Heights of Summerlin, LLC
The Woodlands Healthcare Center GP, LLC
Town and Country Manor GP, LLC
Travelmark Staffing, LLC
Valley Healthcare Center, LLC
Villa Maria Healthcare Center, LLC
Vintage Park at Atchison, LLC
Vintage Park at Baldwin City, LLC
Vintage Park at Gardner, LLC
Vintage Park at Lenexa, LLC
Vintage Park at Louisburg, LLC

October 6, 2006

Vintage Park at Osawatomie, LLC
Vintage Park at Ottawa, LLC
Vintage Park at Paola, LLC
Vintage Park at Stanley, LLC
Wathena Healthcare and Rehabilitation Center, LLC
West Side Campus of Care GP, LLC
Willow Creek Healthcare Center, LLC
Woodland Care Center, LLC
Delaware Limited Partnerships
Briarcliff Nursing and Rehabilitation Center, LP
Clairmont Beaumont, LP
Clairmont Longview, LP
Colonial New Braunfels Care Center, LP
Colonial Tyler Care Center, LP
Comanche Nursing Center, LP
Coronado Nursing Center, LP
Flatonia Oak Manor, LP
Guadalupe Valley Nursing Center, LP
Hallettsville Rehabilitation and Nursing Center, LP
Hallmark Rehabilitation, LP
Hospice of the West, LP
Hospitality Nursing and Rehabilitation Center, LP
Live Oak Nursing Center, LP
Monument Rehabilitation and Nursing Center, LP
Oak Crest Nursing Center, LP
Oakland Manor Nursing Center, LP
SHG Resources, LP
Southwood Care Center, LP
Texas Cityview Care Center, LP
Texas Heritage Oaks Nursing and Rehabilitation Center, LP
The Clairmont Tyler, LP
The Woodlands Healthcare Center, LP
Town and Country Manor, LP
Travelmark Staffing, LP
West Side Campus of Care, LP